Exhibit 99.1

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
News Release
FOR IMMEDIATE RELEASE
WILMINGTON TRUST ANNOUNCES 2009 FIRST QUARTER RESULTS
Board declares dividend of $0.1725 per common share
Wilmington, Del., April 24, 2009 — Wilmington Trust Corporation (NYSE: WL) reported net income of $21.8 million for the first quarter of 2009. Earnings per common share were $0.26 on a diluted basis.
“All of our businesses did well in the first quarter, but extraordinary economic and market conditions prevented the full extent of these successes from translating into higher earnings,” said Ted T. Cecala, Wilmington Trust chairman and chief executive officer. “Amid the current disruption in our industry, clients are increasingly attracted to our relationship focus and financial stability, but we are battling the interest rate environment, economic uncertainty, and market volatility.”
The company’s capital position remained strong. All regulatory capital ratios continued to exceed the amounts required by the Federal Reserve Board to be considered a well-capitalized institution, and all were higher than for any quarter in 2008.
Key factors in 2009 first quarter results were:
•	$78.5 million of net interest income (before the provision for loan losses). The effects of 2008 declines in market interest rates compressed the net interest margin, which is why net interest income was lower than for the 2008 first and fourth quarters. The net interest margin was 2.91%, compared to 3.37% for the 2008 first quarter and 3.34% for the 2008 fourth quarter.
•	A provision for loan losses of $29.5 million, down 56% from the $67.5 million reported for the 2008 fourth quarter. Net charge-offs and loans past due 90 days or more also were lower than for the 2008 fourth quarter.

•	$39.4 million of revenue from Corporate Client Services. This was 52% higher than for the 2008 first quarter, and slightly less than for the 2008 fourth quarter. Retirement services revenue accounted for almost all of the year-over-year increase.
•	$49.7 million of revenue from Wealth Advisory Services. This was lower than for the 2008 first and fourth quarters, as financial market pressures on asset valuations reduced trust and investment advisory revenue and masked the continuing positive momentum in WAS business development.
•	Total loan balances of $9.52 billion, on average. This was 10% higher than for the 2008 first quarter, but 1% lower than for the 2008 fourth quarter. The linked-quarter decrease was due mainly to repayments of, and less demand for, consumer loans.
•	Core deposits of $5.91 billion, on average. This was 15% higher than for the 2008 first quarter, and 7% higher than for the 2008 fourth quarter, illustrating client demand for the safety of insured funds. In addition, a comparison of average and period-end balances shows how the attractiveness of government-insured accounts increased as the first three months of 2009 progressed.
First quarter 2009 results included a net gain of $7.6 million in the investment securities portfolio. Total securities gains for the quarter were $12.1 million, which was offset by $4.5 million of securities write-downs. Excluding these securities gains and write-downs, net income for the 2009 first quarter would have been $17.4 million and earnings per common share would have been $0.19 on a diluted basis.
In other news, at its meeting on April 22, 2009, the Board of Directors declared a regular quarterly cash dividend of $0.1725 per common share. The dividend will be paid on May 15, 2009, to shareholders of record on May 4, 2009.
Investment securities portfolio
The investment securities portfolio totaled $916.4 million, compared with $1.37 billion at year-end 2008. Sales of mortgage-backed securities accounted for most of this decrease. These securities were sold in anticipation of significant pay downs as the mortgage refinancing market picks up, and by less need for collateralized deposits.

Gains from the sale of these and other securities were offset by the $4.5 million write-down of other securities in the portfolio. The estimated fair values of these securities declined due to continued stress in the financial markets. These declines were determined to be other-than-temporary impairments (OTTI) under U.S. generally accepted accounting principles, necessitating the write-down.
Approximately $3.9 million of the write-down was for mutual fund investments, which are recorded on the balance sheet in “Other securities.” One pooled trust-preferred security (TruPS) accounted for approximately $0.6 million of the write-down. This is in addition to the 14 TruPS that were declared OTTI as of December 31, 2008.
The company’s TruPS portfolio consists of 38 pooled and 9 single-issue securities, which are recorded on the balance sheet in “Other securities.” The pooled TruPS hold securities issued by banks, insurance companies, and other financial institutions. The single-issue TruPS are from money center and large regional banks.
Corporate Client Services (CCS)
Revenue from CCS capital markets services was $11.5 million, slightly less than for the year-ago first quarter, and 9% less than for the 2008 fourth quarter. CCS continued to win new capital markets business in the first quarter of 2009, especially in corporate default, collateral agent, and loan administration services, but these positives were offset by lower demand for traditional capital markets and structured finance transactions.
Entity management revenue was $7.9 million, the same as for the year-ago first quarter, and 4% less than for the 2008 fourth quarter. New securitization and loan administration business was developed in Europe, but this was offset by reduced demand in the United States for holding company services.
Retirement services revenue quintupled from the year-ago first quarter, to $16.1 million, and rose 5% from the 2008 fourth quarter. These increases resulted from acquisitions completed in April and October 2008, which doubled the capacity of the retirement services business.
Revenue from institutional investment and cash management services was $3.9 million, up 18% from the 2008 first quarter and 11% from the 2008 fourth quarter. CCS continued to win additional investment management mandates, primarily from retirement services clients, as well as additional short-term cash management business associated with capital markets transactions.
Wealth Advisory Services (WAS)
Revenue from trust and investment advisory services was $31.3 million, lower than for the 2008 first and fourth quarters. WAS continued to add trust and investment advisory business, but these advances were offset by sharp volatility in the financial markets, which reduced the valuations of client assets. Trust and investment advisory revenue is based on client asset valuations.
A comparison with the Standard & Poor’s 500 Index shows the strength of this business:
•	Year over year, trust and investment advisory revenue decreased 20%, while the corresponding decline in the S&P 500 was 40%.
•	For the first three months of 2009, trust and investment advisory revenue decreased 6%, while the corresponding decline in the S&P 500 was 12%.
Management regards the S&P 500 as a good proxy for the mix of equity assets in client portfolios.
Revenue from WAS planning and other services, which includes revenue from family office services, was $10.9 million. This was 8% higher than for the year-ago first quarter, but 16% lower than for the 2008 fourth quarter, due to a decrease in trading transactions after asset allocations in client portfolios were rebalanced at the end of 2008.
Mutual fund fees were $7.5 million. This was 17% higher than for the 2008 first quarter, and slightly less than for the 2008 fourth quarter. The year-over-year change reflected increased demand for fixed income mutual fund investments as 2008 progressed. In the first three months of 2009, demand for market-based investments waned, causing the linked-quarter decrease.
Regional Banking
Total loan balances were $9.52 billion, on average. This was 10% higher than for the 2008 first quarter, but 1% lower than for the 2008 fourth quarter. The linked-quarter decrease was due mainly to a decline in consumer loan balances. On a percentage basis, the composition of the loan portfolio was relatively unchanged from the 2008 first and fourth quarters.

Commercial loan balances totaled $6.72 billion, on average. This was $780.5 million higher than for the 2008 first quarter, but $12.8 million less than for the 2008 fourth quarter. On a linked-quarter basis, commercial and industrial loans (recorded as commercial, financial, and agricultural loans) decreased 4%, commercial construction loans increased 1.5%, and commercial mortgage loans increased 4%, on average.
Commercial mortgage loan growth continued to reflect how changes in the credit markets have eliminated the competitive advantages formerly held by specialty mortgage lenders. Most of the new commercial mortgage production was for owner-occupied retail and office properties in Delaware.
Two projects accounted for almost all of the linked-quarter increase in commercial construction balances.
In the consumer loan portfolio, loan balances were $1.69 billion, on average. This was $64.3 million, or 4%, lower than for the 2008 fourth quarter. Home equity-related lending was up 14% from the year-ago first quarter, and slightly higher than for the 2008 fourth quarter, but these increases were offset by a decline in indirect automobile lending.
Residential mortgage activity spiked in the first quarter. Compared to the 2008 fourth quarter, originations more than doubled in both transaction volume and dollar amount. Residential mortgage balances do not reflect these increases because the company sells most newly originated fixed rate residential mortgages into the secondary market.
Credit quality
Total net charge-offs were $21.2 million, down from $25.5 million for the 2008 fourth quarter, as commercial construction, commercial mortgage, and retail net charge-offs all decreased. This brought the net charge-off ratio to 22 basis points, down from 27 basis points for the 2008 fourth quarter.
Loans past due 90 days or more decreased 14% from the 2008 fourth quarter. A small uptick in past-due commercial mortgage loans was more than offset by decreases in the other loan categories. The ratio of loans past due 90 days or more was 31 basis points, down 5 basis points from year-end 2008.

Nonaccruing loans were $230.1 million, which was $33.8 million, or 17%, higher than at year-end 2008. Two credits accounted for most of this increase.
Other real estate owned increased $5.3 million from the year-end 2008 amount to $19.8 million. Approximately 74% of this increase was associated with a single-family housing development in central Delaware.
The reserve for loan losses rose 6% from year-end 2008 to $167.0 million. This brought the loan loss reserve ratio to 1.77%, compared with 1.63% at year-end 2008.
Additional disclosures about credit quality are in the financial statement section of this release.
Net interest margin
The net interest margin was 2.91%, compared with 3.37% for the 2008 first quarter and 3.34% for the 2008 fourth quarter. The margin compression reflected the effects of market interest rate declines throughout 2008, especially in the fourth quarter, when the Federal Open Market Committee (FOMC) reduced short-term rates from 1.50% to a range of zero to 0.25%.
Because the company’s interest rate risk position is asset-sensitive, there is typically a three-month lag between when the FOMC changes rates and when the company’s net interest margin fully reflects those changes. This is because the pricing on most of the company’s floating rate loans adjusts within 30 days of a rate change, but the corresponding adjustments on funding costs generally do not occur until 90 to 120 days after a rate change.
Assuming there is no change in market interest rates, management expects the net interest margin to be in the 3.00% range throughout 2009.
Noninterest expense
Total noninterest expense was $126.6 million. This was 10% higher than for the 2008 first quarter, but 4% lower than for the 2008 fourth quarter. Most of the year-over-year increase resulted from the retirement services acquisitions completed in April and October of 2008.

Compared to the 2008 fourth quarter:
•	Incentive and bonus expense decreased, as amounts accrued were adjusted to reflect actual payments.
•	Employment benefits expense increased, mainly because tax payments and 401(k) plan matching expense reset at the start of the year. In addition, pension expense increased because there was a decrease in the discount rate used in the annual pension valuation.
•	Non-retirement services subadvisor expense decreased, as volatility in the financial markets led to lower securities trading volumes and reduced the company’s use of third-party investment managers.
The year-over-year and linked-quarter increases in insurance expense were due largely to an increase in deposit insurance premiums, which the Federal Deposit Insurance Corporation (FDIC) instituted industry-wide. Management expects the FDIC premium expense to be approximately $3.2 million each quarter in 2009.
The FDIC intends to make a special industry-wide assessment in June 2009. Currently this special assessment is projected to be 0.10% of total deposit balances, which would add approximately $8.4 million to the company’s insurance expense for the 2009 second quarter. The FDIC has not finalized its plans for this special assessment, and the corresponding expense could be higher or lower than what management currently anticipates.
Capital
All regulatory capital ratios improved from their 2008 first and fourth quarter levels, and all continued to exceed the amounts required by the Federal Reserve Board to be considered a well-capitalized institution. These capital ratios are reported in the financial statement section of this release on the “Supplemental information” page.
The company’s capital includes $330.0 million of Wilmington Trust Series A preferred stock sold to the U.S. Department of the Treasury under the Capital Purchase Program (CPP). The company will pay a 5% dividend on this preferred stock annually until 2013, and 9% annually thereafter. The Series A preferred stock qualifies as Tier 1 capital, has no maturity date, and ranks senior to the company’s common stock and subordinated debt for dividend payments and other matters. Full details of the company’s participation in the CPP and its terms are in a prospectus supplement and amended shelf registration statement dated January 12, 2009. These documents are available on www.wilmingtontrust.com in the Investor Relations section under SEC filings.
Conference call
Management will discuss 2009 first quarter results and outlook for the future in a conference call today at 10:00 a.m. (Eastern). Supporting materials, financial statements, and audio streaming will be available at www.wilmingtontrust.com.
To access the call from within the United States and Canada, dial 877-407-8031. Callers outside the United States and Canada should dial 201-689-8031. No passcode is necessary.
A rebroadcast of the conference call will be available from 1:00 p.m. (Eastern) on Friday, April 24, until 11:59 p.m. (Eastern) on Friday, May 1. To access the call from within the United States and Canada, dial 877-660-6853. Callers outside the United States and Canada should dial 201-612-7415. Use account #286 and replay ID #318484.
Forward-looking statements
This release may contain forward-looking statements that reflect our current expectations about our performance. These statements rely on a number of assumptions, estimates, expectations, and assessments of potential developments, and are subject to various risks and uncertainties that could cause our actual results to differ from our expectations. Our ability to achieve the results reflected in these statements could be affected adversely by, among other things, changes in national or regional economic conditions; changes in market interest rates; fluctuations in equity or fixed income markets; significant changes in banking laws or regulations; changes in accounting policies, procedures, or guidelines; increased competition for business; higher-than-expected credit losses; the effects of acquisitions; the effects of integrating acquired entities; a substantial and permanent loss of either client accounts and/or assets under management at Wilmington Trust and/or affiliate money managers Cramer Rosenthal McGlynn and Roxbury Capital Management; changes in the market values of securities in our investment portfolio; changes in the regulatory, judicial, legislative, or tax treatment of business transactions; new litigation or developments in existing litigation; and economic uncertainty created by unrest in other parts of the world.

About Wilmington Trust
Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory Services for high-net-
worth clients in 36 countries, and Corporate Client Services for institutional clients in 88 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam. For more information, visit www.wilmingtontrust.com.
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Contacts

Investors and analysts:	News media:
Ellen J. Roberts	Bill Benintende
Investor Relations	Public Relations
(302) 651-8069	(302) 651-8268
eroberts@wilmingtontrust.com	wbenintende@wilmingtontrust.com

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2009
HIGHLIGHTS

	Three Months Ended
	Mar. 31,	Mar. 31,	%
	2009	2008	Change
OPERATING RESULTS (in millions)
Net interest income	$78.5	$86.9	(9.7)
Provision for loan losses	(29.5)	(10.0)	195.0
Noninterest income	110.7	102.8	7.7
Noninterest expense	126.6	115.5	9.6
Net income	21.8	41.4	(47.3)

EARNINGS
Net income	$21.8	$41.4	(47.3)
Preferred stock dividends	4.1	—	—
Net income available to common shareholders	17.7	41.4	(57.2)

PER SHARE DATA
Basic net income	$0.26	$0.62	(58.1)
Diluted net income	0.26	0.61	(57.4)
Dividends paid	0.1725	0.335	(48.5)
Book value at period end[1]	14.64	16.99	(13.8)
Closing price at period end	9.69	31.10	(68.8)
Market range:
High	22.53	35.50	(36.5)
Low	6.76	27.78	(75.7)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	68,945	67,067	2.8
Diluted	68,945	67,311	2.4

AVERAGE BALANCE SHEET (in millions)
Investment portfolio	$1,274.6	$1,745.9	(27.0)
Loans	9,518.7	8,636.8	10.2
Earning assets	10,944.3	10,443.6	4.8
Core deposits	5,907.2	5,160.7	14.5
Stockholders’ equity	1,329.9	1,125.6	18.2

STATISTICS AND RATIOS (net income annualized)
Return on average stockholders’ equity[1]	8.77%	14.79%	(40.7)
Return on average assets	0.73%	1.47%	(50.3)
Net interest margin (taxable equivalent)	2.91%	3.37%	(13.6)
Dividend payout ratio	66.67%	54.35%	22.7
Full-time equivalent headcount	2,945	2,704	8.9

[1]	Does not include preferred stock and noncontrolling interest.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2009
QUARTERLY INCOME STATEMENT

	Three Months Ended
						% Change From
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Prior	Prior
(In millions)	2009	2008	2008	2008	2008	Quarter	Year

NET INTEREST INCOME
Interest income	$117.1	$147.1	$152.1	$150.0	$162.4	(20.4)	(27.9)
Interest expense	38.6	52.5	61.0	64.8	75.5	(26.5)	(48.9)

Net interest income	78.5	94.6	91.1	85.2	86.9	(17.0)	(9.7)
Provision for loan losses	(29.5)	(67.5)	(19.6)	(18.5)	(10.0)	(56.3)	195.0

Net interest income after provision for loan losses	49.0	27.1	71.5	66.7	76.9	80.8	(36.3)

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	31.3	33.4	39.3	40.2	39.2	(6.3)	(20.2)
Mutual fund fees	7.5	7.6	6.8	6.4	6.4	(1.3)	17.2
Planning and other services	10.9	13.0	11.2	11.2	10.1	(16.2)	7.9

Total Wealth Advisory Services	49.7	54.0	57.3	57.8	55.7	(8.0)	(10.8)

Corporate Client Services
Capital markets services	11.5	12.6	11.9	12.2	11.6	(8.7)	(0.9)
Entity management services	7.9	8.2	7.7	8.6	7.9	(3.7)	—
Retirement services	16.1	15.4	11.3	7.5	3.2	4.5	403.1
Investment/cash management services	3.9	3.5	3.5	3.4	3.3	11.4	18.2

Total Corporate Client Services	39.4	39.7	34.4	31.7	26.0	(0.8)	51.5

Cramer Rosenthal McGlynn	3.0	3.1	3.8	5.5	4.0	(3.2)	(25.0)
Roxbury Capital Management	(0.8)	(0.3)	0.4	(1.1)	0.3	166.7	—

Advisory fees	91.3	96.5	95.9	93.9	86.0	(5.4)	6.2
Amortization of affiliate intangibles	(2.3)	(2.3)	(2.2)	(2.0)	(1.2)	—	91.7

Advisory fees after amortization of affiliate intangibles	89.0	94.2	93.7	91.9	84.8	(5.5)	5.0

Service charges on deposit accounts	7.9	7.3	7.7	7.5	7.6	8.2	3.9
Other noninterest income	6.2	5.5	6.1	6.3	10.4	12.7	(40.4)
Securities gains/(losses)	7.6	(98.4)	(19.7)	(12.5)	—	—	—

Total noninterest income	110.7	8.6	87.8	93.2	102.8	N/M	7.7

Net interest and noninterest income	159.7	35.7	159.3	159.9	179.7	347.3	(11.1)

NONINTEREST EXPENSE
Salaries and wages	49.1	51.7	50.6	48.3	45.7	(5.0)	7.4
Incentives and bonuses	4.9	8.6	11.8	13.2	14.5	(43.0)	(66.2)
Employment benefits	16.7	12.1	12.8	12.4	14.3	38.0	16.8
Net occupancy	7.8	7.3	7.9	8.0	7.5	6.8	4.0
Furniture, equipment, and supplies	10.5	11.8	11.7	10.3	9.8	(11.0)	7.1
Other noninterest expense:
Advertising and contributions	2.5	2.8	2.6	3.0	2.1	(10.7)	19.0
Servicing and consulting fees	4.1	4.8	2.9	3.2	2.5	(14.6)	64.0
Subadvisor expense:
Retirement services	6.7	6.7	2.0	0.8	—	—	—
Other services	1.4	2.4	2.7	2.7	2.7	(41.7)	(48.1)
Travel, entertainment, and training	1.8	2.8	3.2	2.9	2.4	(35.7)	(25.0)
Insurance	4.2	2.5	2.3	1.8	1.9	68.0	121.1
Other expense	16.9	18.3	13.4	15.0	12.1	(7.7)	39.7

Total other noninterest expense	37.6	40.3	29.1	29.4	23.7	(6.7)	58.6

Total noninterest expense before impairment	126.6	131.8	123.9	121.6	115.5	(3.9)	9.6
Goodwill impairment write-down	—	—	—	66.9	—	—	—

Total noninterest expense	126.6	131.8	123.9	188.5	115.5	(3.9)	9.6

Income/(loss) before income taxes and noncontrolling interest	33.1	(96.1)	35.4	(28.6)	64.2	—	(48.4)
Applicable income taxes	11.2	(27.6)	12.3	(9.3)	22.7	—	(50.7)

Net income/(loss) before noncontrolling interest	21.9	(68.5)	23.1	(19.3)	41.5	—	(47.2)
Net income attributable to the noncontrolling interest	0.1	—	0.2	0.2	0.1	—	—

Net income/(loss)	$21.8	$(68.5)	$22.9	$(19.5)	$41.4	—	(47.3)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2009
STATEMENT OF CONDITION

						% Change From
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Prior	Prior
(In millions)	2009	2008	2008	2008	2008	Quarter	Year

ASSETS
Cash and due from banks	$252.0	$290.4	$231.1	$249.3	$291.0	(13.2)	(13.4)

Interest-bearing deposits in other banks	117.4	141.0	80.1	167.8	3.7	(16.7)	N/M

Federal funds sold and securities purchased under agreements to resell	—	45.3	—	110.7	264.6	(100.0)	(100.0)

Investment securities:
U.S. Treasury	23.3	41.4	91.2	48.6	56.8	(43.7)	(59.0)
Government agencies	365.6	463.5	453.5	473.5	473.9	(21.1)	(22.9)
Obligations of state and political subdivisions	6.7	6.9	7.0	7.3	7.3	(2.9)	(8.2)
Preferred stock	15.1	17.1	19.4	41.7	43.3	(11.7)	(65.1)
Mortgage-backed securities	322.8	660.5	673.6	702.7	740.1	(51.1)	(56.4)
Other securities	182.9	183.9	215.3	252.8	307.5	(0.5)	(40.5)

Total investment securities	916.4	1,373.3	1,460.0	1,526.6	1,628.9	(33.3)	(43.7)

FHLB and FRB stock, at cost	25.0	20.0	16.4	22.4	22.8	25.0	9.6

Loans:
Commercial, financial, and agricultural	2,770.2	2,966.3	2,965.2	2,808.6	2,654.4	(6.6)	4.4
Real estate — construction	1,960.9	1,923.8	1,908.7	1,847.0	1,809.7	1.9	8.4
Mortgage — commercial	1,942.8	1,870.2	1,800.7	1,704.0	1,593.8	3.9	21.9

Total commercial loans	6,673.9	6,760.3	6,674.6	6,359.6	6,057.9	(1.3)	10.2

Mortgage — residential	574.6	571.2	562.9	561.1	559.6	0.6	2.7
Consumer	1,636.6	1,732.9	1,782.9	1,790.3	1,679.5	(5.6)	(2.6)
Secured with investments	523.6	554.7	564.6	569.4	500.4	(5.6)	4.6

Total retail loans	2,734.8	2,858.8	2,910.4	2,920.8	2,739.5	(4.3)	(0.2)

Total loans net of unearned income	9,408.7	9,619.1	9,585.0	9,280.4	8,797.4	(2.2)	6.9
Reserve for loan losses	(167.0)	(157.1)	(122.2)	(113.1)	(106.4)	6.3	57.0

Net loans	9,241.7	9,462.0	9,462.8	9,167.3	8,691.0	(2.3)	6.3

Premises and equipment	150.5	152.0	152.1	154.1	153.2	(1.0)	(1.8)
Goodwill	355.3	355.6	343.3	345.2	332.4	(0.1)	6.9
Other intangibles	44.9	47.0	47.3	49.7	37.0	(4.5)	21.4
Other assets	433.0	432.3	341.0	340.2	279.1	0.2	55.1

Total assets	$11,536.2	$12,318.9	$12,134.1	$12,133.3	$11,703.7	(6.4)	(1.4)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$1,214.8	$1,231.7	$808.3	$834.1	$778.6	(1.4)	56.0
Interest-bearing:
Savings	929.8	815.7	799.6	798.9	780.2	14.0	19.2
Interest-bearing demand	3,028.5	2,632.9	2,594.4	2,692.3	2,502.6	15.0	21.0
Certificates under $100,000	1,110.3	1,072.5	998.1	977.6	1,012.0	3.5	9.7
Local certificates $100,000 and over	180.3	230.7	267.8	278.0	316.1	(21.8)	(43.0)

Total core deposits	6,463.7	5,983.5	5,468.2	5,580.9	5,389.5	8.0	19.9
National certificates $100,000 and over	1,811.9	2,432.9	3,101.7	2,874.4	2,676.5	(25.5)	(32.3)

Total deposits	8,275.6	8,416.4	8,569.9	8,455.3	8,066.0	(1.7)	2.6

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	999.4	1,590.8	1,745.4	1,695.4	1,777.2	(37.2)	(43.8)
U.S. Treasury demand	12.4	6.4	7.5	70.3	62.5	93.8	(80.2)
Line of credit and other debt	—	20.0	20.0	10.0	134.9	(100.0)	(100.0)

Total short-term borrowings	1,011.8	1,617.2	1,772.9	1,775.7	1,974.6	(37.4)	(48.8)

Other liabilities	442.9	482.4	260.7	367.9	250.9	(8.2)	76.5
Long-term debt	469.3	468.8	468.3	467.8	268.5	0.1	74.8

Total liabilities	10,199.6	10,984.8	11,071.8	11,066.7	10,560.0	(7.1)	(3.4)

Stockholders’ equity:
Preferred stock	321.5	321.5	—	—	—	—	—
Other stockholders’ equity	1,014.8	1,012.4	1,062.1	1,066.4	1,143.5	0.2	(11.3)

Total Wilmington Trust stockholders’ equity	1,336.3	1,333.9	1,062.1	1,066.4	1,143.5	0.2	16.9
Noncontrolling interest	0.3	0.2	0.2	0.2	0.2	50.0	50.0

Total stockholders’ equity	1,336.6	1,334.1	1,062.3	1,066.6	1,143.7	0.2	16.9

Total liabilities and stockholders’ equity	$11,536.2	$12,318.9	$12,134.1	$12,133.3	$11,703.7	(6.4)	(1.4)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2009
AVERAGE STATEMENT OF CONDITION

	2009	2008	2008	2008	2008	% Change From
	First	Fourth	Third	Second	First	Prior	Prior
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Year

ASSETS
Cash and due from banks	$369.0	$321.8	$221.5	$251.7	$216.9	14.7	70.1

Interest-bearing deposits in other banks	99.3	99.4	101.7	63.1	3.4	(0.1)	N/M

Federal funds sold and securities purchased under agreements to resell	31.5	25.0	32.9	38.0	35.1	26.0	(10.3)

Investment securities:
U.S. Treasury	37.5	82.2	50.4	50.9	60.5	(54.4)	(38.0)
Government agencies	429.9	463.3	459.8	497.5	553.2	(7.2)	(22.3)
Obligations of state and political subdivisions	6.6	7.0	7.1	7.3	14.3	(5.7)	(53.8)
Preferred stock	17.1	18.9	32.9	44.8	46.0	(9.5)	(62.8)
Mortgage-backed securities	600.5	657.5	684.1	725.2	734.4	(8.7)	(18.2)
Other securities	183.0	212.2	227.4	272.8	337.5	(13.8)	(45.8)

Total investment securities	1,274.6	1,441.1	1,461.7	1,598.5	1,745.9	(11.6)	(27.0)

FHLB and FRB stock, at cost	20.2	19.2	20.7	26.5	22.4	5.2	(9.8)

Loans:
Commercial, financial, and agricultural	2,853.4	2,973.0	2,915.8	2,765.4	2,602.1	(4.0)	9.7
Real estate — construction	1,950.7	1,921.6	1,877.8	1,837.1	1,804.9	1.5	8.1
Mortgage — commercial	1,911.6	1,833.9	1,757.9	1,654.1	1,528.2	4.2	25.1

Total commercial loans	6,715.7	6,728.5	6,551.5	6,256.6	5,935.2	(0.2)	13.2

Mortgage — residential	573.8	563.8	560.9	560.5	562.8	1.8	2.0
Consumer	1,686.4	1,750.7	1,780.3	1,729.8	1,653.1	(3.7)	2.0
Secured with investments	542.8	568.2	566.3	539.0	485.7	(4.5)	11.8

Total retail loans	2,803.0	2,882.7	2,907.5	2,829.3	2,701.6	(2.8)	3.8

Total loans net of unearned income	9,518.7	9,611.2	9,459.0	9,085.9	8,636.8	(1.0)	10.2
Reserve for loan losses	(152.9)	(117.6)	(111.0)	(104.1)	(99.8)	30.0	53.2

Net loans	9,365.8	9,493.6	9,348.0	8,981.8	8,537.0	(1.3)	9.7

Premises and equipment	151.8	153.1	153.5	154.4	152.9	(0.8)	(0.7)
Goodwill	351.9	355.7	345.5	393.1	329.9	(1.1)	6.7
Other intangibles	46.0	46.2	48.7	36.8	37.7	(0.4)	22.0
Other assets	409.5	331.6	309.3	281.5	282.0	23.5	45.2

Total assets	$12,119.6	$12,286.7	$12,043.5	$11,825.4	$11,363.2	(1.4)	6.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$889.5	$840.1	$745.1	$800.3	$726.4	5.9	22.5
Interest-bearing:
Savings	895.2	799.0	807.8	795.2	714.8	12.0	25.2
Interest-bearing demand	2,813.7	2,582.7	2,511.7	2,417.0	2,368.2	8.9	18.8
Certificates under $100,000	1,099.8	1,041.2	979.8	988.2	1,016.0	5.6	8.2
Local certificates $100,000 and over	209.0	264.4	291.9	306.9	335.3	(21.0)	(37.7)

Total core deposits	5,907.2	5,527.4	5,336.3	5,307.6	5,160.7	6.9	14.5
National certificates $100,000 and over	2,017.8	2,696.2	3,197.1	2,719.2	2,770.5	(25.2)	(27.2)

Total deposits	7,925.0	8,223.6	8,533.4	8,026.8	7,931.2	(3.6)	(0.1)

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,938.9	2,080.8	1,686.1	1,847.9	1,625.6	(6.8)	19.3
U.S. Treasury demand	6.8	41.8	7.6	11.6	12.8	(83.7)	(46.9)
Line of credit and other debt	3.2	20.4	11.9	50.1	136.3	(84.3)	(97.7)

Total short-term borrowings	1,948.9	2,143.0	1,705.6	1,909.6	1,774.7	(9.1)	9.8

Other liabilities	446.8	304.6	315.0	302.0	263.5	46.7	69.6
Long-term debt	469.0	468.5	468.0	467.4	268.2	0.1	74.9

Total liabilities	10,789.7	11,139.7	11,022.0	10,705.8	10,237.6	(3.1)	5.4

Stockholders’ equity:
Preferred stock	321.5	71.2	—	—	—	351.5	—
Other stockholders’ equity	1,008.2	1,075.6	1,021.3	1,119.4	1,125.5	(6.3)	(10.4)

Total Wilmington Trust stockholders’ equity	1,329.7	1,146.8	1,021.3	1,119.4	1,125.5	15.9	18.1
Noncontrolling interest	0.2	0.2	0.2	0.2	0.1	—	100.0

Total stockholders’ equity	1,329.9	1,147.0	1,021.5	1,119.6	1,125.6	15.9	18.2

Total liabilities and stockholders’ equity	$12,119.6	$12,286.7	$12,043.5	$11,825.4	$11,363.2	(1.4)	6.7

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2009
YIELDS AND RATES

	2009	2008	2008	2008	2008
	First	Fourth	Third	Second	First
YIELDS/RATES (tax-equivalent basis)	Quarter	Quarter	Quarter	Quarter	Quarter

EARNING ASSETS:
Interest-bearing time deposits in other banks	0.54%	1.38%	1.93%	2.09%	6.33%
Federal funds sold and securities purchased under agreements to resell	2.59	1.11	2.57	2.01	3.15

Total investment securities	4.28	4.41	4.57	4.69	4.95

FHLB and FRB stock, at cost	1.66	0.77	3.74	3.00	5.38

Commercial, financial, and agricultural	4.27	5.34	5.69	5.94	6.64
Real estate — construction	3.67	4.88	5.26	5.38	6.53
Mortgage — commercial	4.43	5.48	5.71	5.87	6.72
Total commercial loans	4.14	5.25	5.57	5.76	6.63

Mortgage — residential	5.64	5.51	5.64	5.83	5.82
Consumer	5.67	6.17	6.28	6.34	6.92
Secured with investments	2.30	4.18	4.00	4.09	5.27
Total retail loans	5.01	5.65	5.71	5.81	6.40

Total loans	4.40	5.37	5.61	5.77	6.56

Total earning assets	4.34	5.18	5.42	5.56	6.27

FUNDS USED TO SUPPORT EARNING ASSETS:

Core deposits
Savings	1.68	2.12	2.21	2.17	2.65
Interest-bearing demand	0.39	0.59	0.70	0.75	1.05
Certificates under $100,000	3.05	3.06	3.08	3.64	4.18
Local certificates $100,000 and over	2.84	3.02	3.08	3.82	4.44
Core interest-bearing deposits	1.30	1.54	1.62	1.85	2.28

National certificates $100,000 and over	2.54	3.11	3.05	3.53	4.44

Total interest-bearing deposits	1.66	2.11	2.21	2.48	3.11

Short-term borrowings	0.31	0.92	2.21	2.47	3.53

Long-term debt	7.23	7.11	7.07	7.25	6.29

Total interest-bearing liabilities	1.66	2.09	2.44	2.71	3.28

Total funds used to support earning assets	1.43	1.84	2.17	2.39	2.90

Net interest margin (tax-equivalent basis)	2.91	3.34	3.25	3.17	3.37

Year-to-date net interest margin	2.91	3.28	3.26	3.27	3.37

Prime rate	4.00	4.25	5.00	5.08	6.27

Tax-equivalent net interest income (in millions)	$79.0	$95.2	$91.7	$86.0	$87.7

Average earning assets at historical cost	$10,998.0	$11,338.0	$11,210.6	$10,896.5	$10,468.0
Average fair valuation adjustment on investment securities available for sale	(53.7)	(142.1)	(134.6)	(84.5)	(24.4)

Average earning assets	$10,944.3	$11,195.9	$11,076.0	$10,812.0	$10,443.6

Average rates are calculated using average balances based on historical cost and do not reflect fair valuation adjustments.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2009
CREDIT QUALITY

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in millions)	2009	2008	2008	2008	2008

NONPERFORMING ASSETS AT PERIOD-END
Nonaccruing loans:
Commercial, financial, and agricultural	$64.4	$41.2	$28.4	$27.0	$25.6
Commercial real estate — construction	114.2	112.7	41.0	22.6	9.9
Commercial mortgage	28.3	21.7	8.6	8.1	8.2
Consumer and other retail	23.2	20.7	22.1	13.9	9.7

Total nonaccruing loans	230.1	196.3	100.1	71.6	53.4
Renegotiated loans	1.2	0.1	0.1	0.2	24.1

Total nonaccruing loans and renegotiated loans	231.3	196.4	100.2	71.8	77.5
Other real estate owned (OREO)	19.8	14.5	14.5	16.7	0.2

Total nonperforming loans	251.1	210.9	114.7	88.5	77.7

Loans past due 90 days or more:
Commercial, financial, and agricultural	3.9	8.4	6.5	6.1	3.7
Commercial real estate — construction	3.8	4.8	5.2	0.6	0.3
Commercial mortgage	2.6	1.6	2.1	1.3	—
Consumer and other retail	19.1	19.5	14.9	13.8	10.6

Total loans past due 90 days or more	29.4	34.3	28.7	21.8	14.6

RESERVE FOR LOAN LOSSES
Balance at the beginning of the period	$157.1	$122.2	$113.1	$106.4	$101.1
Loans charged off:
Commercial, financial, and agricultural	(7.6)	(4.1)	(4.9)	(2.9)	(0.7)
Commercial real estate — construction	(2.4)	(8.0)	—	(5.2)	(0.3)
Commercial mortgage	(0.3)	(0.9)	(1.0)	(0.1)	—
Consumer and other retail	(12.8)	(13.7)	(5.8)	(6.0)	(5.4)

Total loans charged off	(23.1)	(26.7)	(11.7)	(14.2)	(6.4)
Recoveries on loans previously charged off:
Commercial, financial, and agricultural	0.2	0.1	0.2	0.2	0.1
Commercial real estate — construction	—	—	—	—	—
Commercial mortgage	—	—	—	0.8	—
Consumer and other retail	1.7	1.1	1.0	1.4	1.6

Total recoveries	1.9	1.2	1.2	2.4	1.7
Net loans charged off	(21.2)	(25.5)	(10.5)	(11.8)	(4.7)
Transfers from/(to) reserve for lending commitments	1.6	(7.1)	—	—	—
Provision charged to operations	29.5	67.5	19.6	18.5	10.0

Balance at the end of the period	167.0	157.1	122.2	113.1	106.4

Reserve for lending commitments in other liabilities *	5.5	7.1	—	—	—

* The reserve for lending commitments was transferred to other liabilities as of December 31, 2008. Prior periods were not reclassified.

RATIOS
Period-end loans	$9,408.7	$9,619.1	$9,585.0	$9,280.4	$8,797.4
Average loans	9,518.7	9,611.2	9,459.0	9,085.9	8,636.8
Period-end reserve to loans	1.77%	1.63%	1.27%	1.22%	1.21%
Period-end non-performing assets to loans	2.67	2.19	1.20	0.95	0.88
Period-end loans past due 90 days to total loans	0.31	0.36	0.30	0.23	0.17
Quarterly net charge-offs to average loans (not annualized)	0.22	0.27	0.11	0.13	0.05
Year-to-date net charge-offs to average loans	0.22	0.57	0.30	0.19	0.05

INTERNAL RISK RATING
Pass	88.60%	90.80%	96.08%	96.28%	95.62%
Watchlisted	6.39	5.20	2.25	2.29	2.98
Substandard	4.99	3.99	1.66	1.42	1.39
Doubtful	0.02	0.01	0.01	0.01	0.01

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2009
LOAN PORTFOLIO DETAIL

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in millions)	2009	2008	2008	2008	2008

LOAN PORTFOLIO COMPOSITION
Commercial, financial, and agricultural	29%	31%	31%	30%	30%
Commercial real estate — construction	21	20	20	20	21
Commercial mortgage	21	19	19	18	18
Residential mortgage	6	6	6	6	6
Consumer	17	18	18	20	19
Secured with investments	6	6	6	6	6

COMMERCIAL REAL ESTATE — CONSTRUCTION DETAIL
Project type:
Residential real estate construction	49%	54%	52%	53%	53%
Land development	22	21	22	22	21
Retail and office	17	15	14	13	13
Owner-occupied	2	2	3	4	5
Multi-family	3	2	2	2	2
Other	7	6	7	6	6
Geographic location:
Delaware	60%	60%	61%	61%	61%
Pennsylvania	23	23	23	24	25
Maryland	6	6	6	6	6
New Jersey	8	7	7	6	5
Other	3	4	3	3	3

CONSUMER LOANS, PERIOD-END
Home equity	$566.8	$565.4	$544.8	$516.5	$498.3
Indirect	823.2	891.5	942.9	929.4	868.9
Credit card	62.9	67.8	67.0	69.4	65.7
Other consumer	183.7	208.2	228.2	275.0	246.6

Total consumer loans	1,636.6	1,732.9	1,782.9	1,790.3	1,679.5

CONSUMER LOANS, ON AVERAGE
Home equity	$568.3	$556.4	$533.8	$509.5	$493.9
Indirect	858.6	916.8	952.3	889.6	813.9
Credit card	65.3	66.8	67.3	67.4	66.1
Other consumer	194.2	210.7	226.9	263.3	279.2

Total consumer loans	1,686.4	1,750.7	1,780.3	1,729.8	1,653.1

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2009
SUPPLEMENTAL INFORMATION

	Three Months Ended
						% Change From:
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Prior	Prior
	2009	2008	2008	2008	2008	Quarter	Year

NET INCOME
Net income/(loss) per share
Basic	$0.26	$(1.02)	$0.34	$(0.29)	$0.62	—	(58.1)
Diluted	0.26	(1.02)	0.34	(0.29)	0.61	—	(57.4)
Weighted average shares outstanding (in thousands)
Basic	68,945	68,342	67,231	67,167	67,067
Diluted	68,945	68,342	67,253	67,167	67,311
Net income/(loss) as a percentage of:
Average assets	0.73%	(2.22)%	0.76%	(0.66)%	1.47%
Average stockholders’ equity[1]	8.77	(25.34)	8.92	(7.01)	14.79

ASSETS UNDER MANAGEMENT * (in billions)
Wilmington Trust	$34.2	$36.6	$37.1	$38.4	$35.0	(6.6)	(2.3)
Roxbury Capital Management	1.3	1.3	1.9	2.1	2.1	—	(38.1)
Cramer Rosenthal McGlynn	7.4	7.8	10.1	11.2	10.9	(5.1)	(32.1)

Combined assets under management	$42.9	$45.7	$49.1	$51.7	$48.0	(6.1)	(10.6)

* Assets under management include estimates for values associated with certain assets that lack readily ascertainable values, such as limited partnership interests.

ASSETS UNDER ADMINISTRATION ** (in billions)
Wilmington Trust	$125.3	$131.0	$139.9	$146.6	$120.7	(4.4)	3.8

** Includes Wilmington Trust assets under management

INVESTMENT MIX OF ASSETS MANAGED BY WILMINGTON TRUST
Equities	34%	38%	41%	44%	45%
Fixed income	36	33	26	24	22
Other	30	29	33	32	33

CAPITAL (in millions, except per share amounts)
Average Wilmington Trust stockholders’ equity	$1,329.7	$1,146.8	$1,021.3	$1,119.4	$1,125.5	15.9	18.1
Tier 1 capital	1,072.7	1,058.3	767.6	743.5	802.0	1.4	33.8
Per share:
Book value[1]	14.64	14.65	15.60	15.85	16.99	(0.1)	(13.8)
Quarterly dividends declared per common share	0.1725	0.345	0.345	0.345	0.335	(50.0)	(48.5)
Year-to-date dividends declared per common share	0.1725	1.37	1.025	0.68	0.335
Average stockholders’ equity to assets[1]	8.32%	8.75%	8.48%	9.47%	9.90%
Total risk-based capital ratio	14.15	13.97	11.24	11.14	11.17
Tier 1 risk-based capital ratio	9.40	9.24	6.77	6.74	7.73
Tier 1 leverage capital ratio	9.02	8.77	6.52	6.45	7.23

INVESTMENT SECURITIES PORTFOLIO
Average life (in years)	7.49	6.32	6.13	6.16	4.47
Average duration	(2.06)	(0.93)	1.84	2.58	1.90
Percentage invested in fixed rate instruments	80%	94%	85%	83%	81%

FUNDING (on average)
Percentage from core deposits	60%	53%	52%	54%	53%

	Three Months Ended
						% Change From:
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Prior	Prior
	2009	2008	2008	2008	2008	Quarter	Year

Percentage from national funding	20	26	31	27	29
Percentage from short-term borrowings	20	21	17	19	18

ASSET — LIABILITY MATCHING
As a percentage of total balances at period-end:
Loans outstanding with floating rates	74%	74%	73%	72%	71%
Commercial loans with floating rates	89	88	88	87	86
Commercial loans tied to a prime rate	55	57	54	56	58
Commercial loans tied to the 30-day LIBOR	39	37	40	38	35
National CDs and short-term borrowings maturing in 90 days or less	78%	83%	95%	92%	83%

FULL-TIME EQUIVALENT HEADCOUNT
Full-time equivalent headcount	2,945	2,946	2,925	2,879	2,704

[1]	Does not include preferred stock and noncontrolling interest.